[FACE  OF  NOTE]


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED  No.          CUSIP  No.                    PRINCIPAL  AMOUNT
FLR-

     WEINGARTEN  REALTY  INVESTORS
     SENIOR  MEDIUM-TERM  NOTE,  SERIES  A
     (Floating  Rate)

INTEREST RATE BASIS          ORIGINAL ISSUE DATE:          STATED MATURITY DATE:
OR  BASES:

     IF  LIBOR:
  [  ]  LIBOR  Reuters
  [  ]  LIBOR  Telerate

     INDEX  CURRENCY:

INDEX  MATURITY:     INITIAL  INTEREST  RATE:     INTEREST  RESET  DATE:

SPREAD               MINIMUM  RATE:               INTEREST  PAYMENT  DATE(S):
(PLUS  OR  MINUS):

SPREAD  MULTIPLIER:     MAXIMUM  RATE:               INTEREST  RESET  DATE(S):

DEFAULT  RATE:


REDEMPTION          INITIAL  REDEMPTION          ANNUAL  REDEMPTION

COMMENCEMENT     PERCENTAGE:               PERCENTAGE
DATE:                                        REDUCTION:


OPTIONAL  REPAYMENT
DATE(S):


INTEREST  CATEGORY:                              DAY  COUNT  CONVENTION:
[  ]  Regular  Floating  Rate  Note                         [  ]  30/360 for the
period
[  ]  Floating  Rate/Fixed  Rate  Note                                from
to
     Fixed  Rate  Commencement Date:                    [  ]  Actual/360 for the
period
Fixed  Interest  Rate:                                    from          to
[  ]  Inverse Floating Rate Note                         [  ]  Actual/Actual for
the  period
     Fixed  Interest  Rate:                                    from          to
[  ]  Indexed  Note                                   Applicable  Interest  Rate
Basis:
[  ]  Original  Issue  Discount  Note
     Issue  Price:        %

SPECIFIED  CURRENCY:
[  ]  U.S.  dollars
[  ]  Other

EXCHANGE  RATE  AGENT:

AUTHORIZED  DENOMINATION:
[  ]  $1,000  and  integral  multiples
     thereof
[  ]  Other:

ADDENDUM  ATTACHED
[  ]  Yes
[  ]  No

OTHER/ADDITIONAL  PROVISIONS:

     WEINGARTEN REALTY INVESTORS (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date") with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above, until the Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default
Rate  per  annum  specified  above  on  any  overdue  principal,  premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with  the  first  Interest  Payment Date next succeeding the Original Issue Date specified  above,  and  on  the  Maturity  Date;  provided, however, that if the
                                                  --------  -------
Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Market Day, as defined below) immediately preceding such Interest Payment Date (the "Regular Record Date"); provided,
                                                                       --------
however,  that  interest  payable  on  the  Maturity Date will be payable to the
    ---
person  to  whom  the  principal  hereof  and  premium,  if any, hereon shall be
    -
payable.  Any  such  interest not so punctually paid or duly provided for on any
    -
Interest Payment Date with respect to this Note ("Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date, or shall be paid at any time in any other lawful manner, all as more completely described in the Indenture applicable to this Note.

     The "Spread" is the number of basis points specified on the face hereof or in the applicable Pricing Supplement for this Note as applying to the Interest Rate Basis on the face hereof or in the applicable Pricing Supplement for this Note, and the "Spread Multiplier" is the percentage specified on the face hereof or in the applicable Price Supplement for this Note as applying to the Interest Rate Basis for this Note.

     "Index Maturity" means the period to maturity of the interest or obligation on which the interest rate formula is based, as specified on the face hereof or in the applicable Pricing Supplement for this

Note. Unless otherwise provided in the applicable Pricing Supplement for this Note, The Chase Manhattan Bank will be the calculation agent (the "Calculation Agent") for this Note.

     "Business Day," as used herein for any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such location are authorized or obligated by law, regulation or executive order to close.

     Payment of principal of (and premium, if any) and any interest in respect of this Note due on the Maturity Date to be made in U.S. dollars will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the Paying Agent Office as the Company may determine; provided, however, that if such payment is to be made in
                        --------  -------
a Specified Currency other than U.S. dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank located in the Principal Financial Center of the country issuing the Specified Currency (or, for Notes denominated in European Currency Units ("ECUs"), to an ECU account) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated by the Holder hereof at least five Business Days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form) is presented and surrendered at the aforementioned Paying Agent Office in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent at the Paying Agent Office in the City of New York, and, unless revoked, any such designation made with respect to this Note by its registered Holder will remain in effect with respect to any further payments with respect to this Note payable to its Holder. If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder of this Note at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder of this Note.

     Payments of interest due on any Interest Payment Date other than the Maturity Date to be made in U.S. dollars will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the Payment Agent Office; provided, however,
                                                              --------  -------
that a Holder of U.S. $10,000,000 (or, if the Specified Currency specified above is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than five calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Paying Agent shall remain in effect until revoked by such Holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Market Day (as defined below), the required payment of principal, premium, if any, and/or interest need not be made on such day, but may be made on the next succeeding Market Day (or, for a LIBOR Note, if such day falls in the next calendar month, the next preceding Market Day) with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Market Day (or, for a LIBOR Note, if such day falls in the next calendar month, the next preceding Market Day).

     As  used  herein  "Market  Day"  means:

(a) for any Note other than a LIBOR Note or a Note the repayment in respect of which is to be made in a Specified Currency other than U.S. dollars, any Business Day in the City of New York;

(b) for a LIBOR Note, any day on which dealings in the Index Currency (as defined below) are transacted in the London interbank market (a "London Banking Day") which is also a Business Day in the City of New York;

(c) for a Note the payment in respect of which is to be made in a Specified Currency other than U.S. dollars, any Business Day in the Principal Financial Center (as defined below) of the country issuing such Specified Currency which is also a Business Day in the City of New York; and

(d) for a Note the payment in respect of which is to be made in ECUs, any Business Day in the City of New York that is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECUs cannot be settled in the international interbank market.

     "Principal Financial Center" means the capital city of the country issuing the Specified Currency in respect of which payment on the Notes is to be made or, solely with respect to the calculation of LIBOR, of the specified Index Currency, except that with respect to U.S. dollars, Australian dollars, German marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be the City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than U.S. dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into U.S. dollars for payment to the Holder of this Note; provided, however, that the Holder of this Note may elect to
                 --------   -------
receive such amounts in the Specified Currency pursuant to the provisions set forth below.

     Payments of principal of (and premium, if any) and interest on any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office in the City of New York on or before such Regular Record Date, or the date 15 days before maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments of principal of (and premium, if any) and interest on such Note payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, as the case may be. Holders of Foreign Currency Notes that are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

     The U.S. dollar amount to be received by a Holder of a Foreign Currency Note who elects to receive payment in U.S. dollars will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent as of 11:00 a.m., New York City time, on the second Market Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Market Day preceding the date of payment of principal (and premium, if any) or interest for any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment.

     A Holder of a Foreign Currency Note may elect to receive payment of the principal of and premium, if any, and interest on such Note in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office in the City of New York on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand-delivered or sent by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the applicable Specified Currency for all such principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the applicable Specified Currency may be made.

     If the principal of (and premium, if any) or interest on any Note is payable in other than U.S. dollars and such Specified Currency (other than ECUs) is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Note by making such payment (including any such payment at maturity) in U.S. dollars on the basis of the most recently available Exchange Rate. If the principal of (and premium, if any) and interest on any Note is payable in ECUs, and the ECU is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or the ECU is used neither as the unit of account of the European Communities nor as the currency of the European Union, the Company will be entitled to satisfy its obligations to the Holder of such Note by making such payment (including any such payment at maturity) in a component currency of the ECU chosen by the Exchange Rate Agent.

     Any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 A.M. New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of such Foreign Currency Note by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

     If the applicable Specified Currency is not available for the payment of the principal, premium, if any, or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Market Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement for this Note. The "Market Exchange Rate" for a Specified Currency other than U.S. dollars means the noon dollar buying rate in the City of New York for the cable transfer for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York.

     If payment in respect of a Foreign Currency Note is required to be made in any currency unit (e.g., ECU), and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled, but not required, to make any payments in respect of such Note in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalent of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or its agent on the basis of the most recently available Market Exchange Rate for each such Component Currency.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Weingarten Realty Investors has caused this Note to be executed.

WEINGARTEN  REALTY  INVESTORS



By:
Name:

Title:



Dated:

TRUSTEE'S  CERTIFICATE  OF
AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


CHASE  BANK  OF  TEXAS,
NATIONAL  ASSOCIATION,  as  Trustee



By:
     Authorized  Signatory

     [REVERSE  OF  NOTE]

     WEINGARTEN  REALTY  INVESTORS
     SENIOR  MEDIUM-TERM  NOTE,  SERIES  A
     (Floating  Rate)

     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of May 1, 1995, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and Chase Bank of Texas, National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of debt securities designated as "Medium-Term Notes, Series A Due 9 Months or more from Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

     This Note is issuable only in registered form without coupons. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in other than U.S. dollars will be initially issued in denominations of the amount of the Specified Currency for such Note equivalent, at the noon buying rate for cable transfers in the City of New York for such Specified Currency (the "Exchange Rate") on the first Market Day next preceding the date on which the Company accepts the offer to purchase such Note, to $1,000 and integral multiples thereof (or the equivalent thereof in the Specified Currency for such Note). Interest rates offered by the Company with respect to a Note may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

     This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on and after the Redemption Commencement Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum authorized denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum authorized denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 15 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Redemption Commencement Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of the Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or the minimum authorized denomination (provided that any remaining principal amount hereof shall be a minimum authorized denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form herein entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unpaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

     If the Interest Category of this Note is as specified on the face hereof an Original Issue Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to
(i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption, the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if any) minus 100% multiplied by the Issue Price specified on the face hereof, net of any portion of such Issue Price which has been paid prior to the Redemption Date, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The "Amortized Face Amount" shall mean an amount equal to (i) the Issue Price plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Original Issue Date to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of this Note which has been paid from the Original Issue Date to the date of determination.

     The  interest  rate  borne  by  this  Note  will  be determined as follows:

(1) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note," an "Inverse Floating Rate Note," an
     "Indexed Note," an Original Issue Discount Note or as having an Addendum attached, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof or in the applicable Pricing Supplement for this Note (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof;  provided,  however, that the interest rate in effect for the period, if
         --------   -------
any, from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate.

(2) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note," then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof or in the applicable Pricing Supplement for this Note (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided,
                                                                       --------
however,  that  (y) the interest rate in effect for the period, if any, from the
 ------
Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof, or, if no Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

(3) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note," then, except as set forth below or on the face hereof, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof or in the applicable Pricing Supplement for this Note (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on the
                      --------  -------
face hereof, the interest rate hereon shall not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however,
                                                              --------  -------
that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate.

(4) If the Interest Category of this Note is specified on the face hereof as an "Indexed Note," then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each, an "Index") as set forth in the Pricing Supplement applicable to this Note. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount (but not less than zero) of such Notes depending upon the value at maturity of the applicable Index. With respect to any Indexed Note, information as to the methods for determining the principal amount payable at maturity and/or the amount of interest payable on an Interest Payment Date, as the case may be, as to any one or more currencies (including baskets of currencies), commodities (including baskets of commodities), securities (including baskets of securities) or other indices to which principal or interest is indexed, as to any additional foreign exchange or other risks or as to any additional tax considerations may be set forth in the Pricing Supplement applicable to this Note.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

     Unless otherwise specified on the face hereof, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement for this Note, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Market Day, such Interest Reset Date shall be postponed to the next succeeding Market Day, except that if LIBOR is an applicable Interest Rate Basis and such Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

     The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Market Day immediately preceding the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the FHLB Index (as hereinafter defined). The "Interest Determination Date" with respect to LIBOR will be the second London Banking Day immediately preceding the applicable
Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate will be the day in the week in which the applicable Interest Reset Date falls on which Treasury Bills (as defined below) would normally be auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided; however, that if an auction is held on the Friday
                     --------  -------
of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday; and provided, further, that
                                                         --------  -------
if an auction shall fall on any Interest Reset Date then the Interest Reset Date shall instead be the first Market Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof or in the applicable Pricing Supplement for this Note, the "Interest Determination Date" pertaining to this Note shall be the most recent Market Day which is at least two Market Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     CD  Rate.  If an Interest Rate Basis for this Note is specified on the face
     --------
hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate for such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published either in H.15(519) or by the Federal Reserve Bank of New York, the CD Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if
                                                      --------  -------
fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate for such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT  Rate.  If  an  Interest  Rate  for  this Note is specified on the face
     ---------
hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination date (a "CMT Rate Interest Determination Date") as the treasury constant maturity rate for direct obligations of the United States ("Treasury Notes") on the relevant CMT Rate Interest Determination Date for the relevant Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Constant Maturities." In the event that such rate is not published by 3:00 p.m., New York City time, on the relevant
Calculation Date, the CMT Rate will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three primary United States government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury Notes with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CMT Rate with respect to such Interest Reset Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date.

     "Bond  Equivalent  Yield"  shall  be  a  yield  (expressed as a percentage)
calculated  in  accordance  with  the  following  formula:
                    D  x  N
              -------------
     Bond  Equivalent  Yield  =  100  x     360  -  (D  x  M)

where "D" refers to the per annum rate for Treasury Notes, quoted on a bank discount basis and expressed as a decimal; "N" refers to 365 or 366, as the case may be; and "M" refers to, if the Index Maturity approximately corresponds to the length of the period for which such rate is being determined, the actual number of days in such period and, otherwise, the actual number of days in the period from, and including, the Interest Reset Date to, but excluding, the day that numerically corresponds to that Interest Reset Date (or, if there is not any such numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which that Interest Reset Date occurs.

     Commercial  Paper  Rate.  If  an  Interest  Rate  Basis  for  this  Note is
     -----------------------
specified  on the face hereof as the Commercial Paper Rate, the Commercial Paper
     ---
Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper-Nonfinancial." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate for such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published either in H.15(519) or by the Federal Reserve Bank of New York, the Commercial Paper Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of U.S. dollar commercial paper in the City of New York (which may include the Agents) selected by the Calculation Agent for U.S. dollar commercial paper of the specified Index Maturity placed for a nonfinancial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if fewer than
                                          --------   -------
three dealers selected by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate for such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

     Money  Market  Yield  =  100  x     360  x  D
                                     -------------
             360  -  (D  x  M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the number of days in the period for which accrued interest is being calculated.

     Eleventh  District  Cost of Funds Rate.  If an Interest Rate Basis for this
     --------------------------------------
Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the
Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "FHLB Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the FHLB Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     Federal  Funds  Rate.  If an Interest Rate Basis for this Note is specified
     --------------------
on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Federal Funds Rate for such Interest Reset Date will be the rate on such Federal Funds Rate Interest Determination Date as published by the Federal Reserve Bank of New York on the Internet under the heading
"Selected  Daily  Rates."  If  by  3:00  p.m.,  New  York  City  time,  on  such
Calculation Date such rate is not published either in H.15(519) or by the Federal Reserve Bank of New York, the Federal Funds Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in the City of New York selected by the Calculation Agent; provided, however, that if
                                                      --------  -------
fewer than three brokers selected by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate for such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR.  If  an  Interest  Rate Basis for this Note is specified on the face
     -----
hereof as LIBOR, LIBOR shall be determined by the Calculation Agent in accordance with the following provisions:

(5) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof or in the applicable Pricing Supplement for this Note, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof or in the applicable Pricing Supplement for this Note, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified on the face hereof or in the applicable Pricing Supplement for this Note as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof or in the applicable Pricing Supplement for this Note or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof or in the applicable Pricing Supplement for this Note, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified on the face hereof or in the applicable Pricing Supplement for this Note as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

(6) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as described in clause (i) above, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof or in the applicable Pricing Supplement for this Note, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent, for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof or in the applicable Pricing Supplement for this Note and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so
                                         --------  -------
selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof or in the applicable Pricing Supplement for this Note, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified on the face hereof or in the applicable Pricing Supplement for this Note, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London Interbank rates of major banks for the applicable Index Currency, or
(b) if "LIBOR Telerate" is specified on the face hereof or in the applicable Pricing Supplement for this Note or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.


     Prime  Rate.  If  an  Interest Rate Basis for this Note is specified on the
     -----------
face hereof as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate for such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate for such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in the City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     Treasury Rate.  If an Interest Rate Basis for this Note is specified on the
     -------------
face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate for the auction on the relevant Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. If the results of such auction of Treasury
Bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held during such week, the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination
Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however,
                                                              --------  -------
that if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The "Calculation Date," if applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day and (ii) the Market Day immediately preceding the applicable Interest Payment Date or the date of maturity, as the case may be.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date.

     Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied.

     All percentages resulting from any calculation on this Note shall be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point and all U.S. dollar amounts used in or resulting from such calculation on this Note shall be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half unit being rounded upwards).

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

     ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common          UNIF GIFT MIN ACT - _______Custodian______
TEN  ENT  -as  tenants  by  the  entireties                    (Cust)
(Minor)
JT  TEN   -as  joint  tenants  with  rights  of                    under Uniform
Gifts  to  Minors
           survivorship  and  not  as  tenants  in  common          Act
_____________________
                    (State)

     Additional  abbreviations  may  also  be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE  INSERT  SOCIAL  SECURITY  OR
              OTHER
IDENTIFYING  NUMBER  OF  ASSIGNEE








(Please print or typewrite name and address including postal zip code of assignee)


the within Note and all rights thereunder hereby irrevocably constituting and appointing

     Attorney
to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Date:                         _______________________________________________


Notice: The signature(s) on this assignment must correspond with the name(s) as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

     OPTION  TO  ELECT  REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at
________________________________________.
_
___________________

     (Please  print  or  typewrite  name  and  address  of  the  undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000 (or, if the Specified Currency is other than U.S. dollars, the minimum authorized denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal  Amount
to  be  Repaid:  $
     Notice:  The  signature(s)  on  this  Option  to  Elect  Repayment  must
Date:               correspond  with the name(s) as written upon the face of the
within                              Note in every particular, without alteration
or  enlargement  or  any  change  whatsoever.







This  paragraph  applies  to  Global  Securities  only.